June 30, 2006

DWS Advisor Funds
345 Park Avenue
New York, NY  10154

Ladies and Gentlemen:

You have requested us, as counsel to the series listed below (each, a "Fund") of DWS Advisor Funds, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), to furnish you with this opinion in connection with the Trust's filing of Post-Effective Amendment No. 141 (the "Amendment") to its Registration Statement on Form N-1A (Securities Act File No. 33-07404 and Investment Company Act File No. 811-04760) (the "Registration Statement").

The Funds:

         DWS Core Fixed Income Fund
         DWS High Income Plus Fund
         DWS Micro Cap Fund
         DWS Short-Term Municipal Bond Fund
         DWS International Select Equity Fund
         Money Market Fund Investment
         DWS RREEF Real Estate Securities Fund

We have examined copies of the Declaration of Trust, dated as of July 21, 1986 and By-Laws of the Trust, each as amended, the Funds' prospectuses and statements of additional information (the "Statements of Additional Information") included in the Registration Statement, and certain resolutions adopted by the Trust's Board of Trustees (the "Board") or certificates of officers of the Trust with respect to such resolutions, with respect to the classes of shares of beneficial interest of the Funds (together, the "Shares") that are listed below, consents of the Board and other records, documents and papers that we have deemed necessary for the purpose of this opinion. We have also examined such other statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

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The Shares:

         DWS Core Fixed Income Fund - Class A, Class B, Class C, Class R, Class
                  S, Institutional Class, Investment Class
         DWS High Income Plus Fund - Class A, Class B, Class C, Class S, Class
                  AARP, Premier Class, Institutional Class, Investment Class DWS Micro Cap Fund - Class A, Class B, Class C, Class S, Institutional
                  Class, Investment Class
         DWS Short-Term Municipal Bond Fund - Class A, Class B, Class C, Class
                  S, Institutional Class, Investment Class
         DWS International Select Equity Fund - Class A, Class B, Class C,
                  Class R, Class S, Premier Class, Institutional Class, Investment Class
         Money Market Fund Investment - Investment Class
         DWS RREEF Real Estate Securities Fund - Class A, Class B, Class C,
                      Class R, Class S, Institutional Class

In our examination of material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Funds and others.

Based upon the foregoing, we are of the opinion that the Funds' Shares, when and if duly sold, issued and paid for in accordance with the laws of applicable jurisdictions and the terms of the Declaration of Trust, the By-Laws and the Amendment, will be legally issued, fully paid and non-assessable, except that, as set forth in the Amendment, shareholders of a Funds may under certain circumstances be held personally liable for its obligations assuming (i) that at the time of sale such Shares are sold at a sales price in each case in excess of the par value of the Shares; (ii) that the issuance of the Shares does not cause the number of outstanding Shares to exceed that number of authorized shares provided for in the Declaration of Trust of the Trust, as amended to the date of issuance; and (iii) that the resolutions of the Board authorizing the issuance of the Shares that are in effect on the date hereof have not been modified or withdrawn and are in full force and effect on the date of issuance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Statements of Additional Information and to the filing of this opinion as an exhibit to any application made by or on behalf of the Trust or the Funds or any distributor or dealer in connection with the registration or qualification of the Trust or the Funds or the Shares under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions. As to matters governed by the laws of The Commonwealth of Massachusetts, we have relied upon the opinion of Bingham McCutchen LLP (which is attached hereto).

Very truly yours,









Willkie, Farr Gallagher

                                                    June 30, 2006

DWS Advisor Funds
345 Park Avenue
New York, New York 10145

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

         We have acted as special Massachusetts counsel to DWS Advisor Funds, a Massachusetts business trust (the "Trust") on behalf of its series listed below (each a "Fund" and collectively, the "Funds"). You have requested that we deliver this opinion to you in connection with the Trust's Post-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about June 30, 2006 (as so amended, the "Registration Statement") with respect to the following classes of shares of beneficial interest (the "Classes") of the Funds (collectively, the "Shares"):

         Fund                                             Classes
         ----                                             -------
DWS Core Fixed Income Fund                  Class A, Class B, Class C, Class
                                              R, Class S, Institutional Class,
                                              Investment Class
DWS High Income Plus Fund                   Class A, Class B, Class C, Class
                                              S, Class AARP, Institutional
                                              Class, Investment Class,
                                              Premier Class
DWS Micro Cap Fund                          Class A, Class B, Class C, Class
                                              S, Institutional Class,
                                              Investment Class
DWS  Short-Term  Municipal Bond Fund        Class  A,  Class B,  Class  C, Class
                                              S, Institutional Class,
                                              Investment Class
DWS International Select Equity Fund        Class A, Class B, Class C, Class
                                              R, Class S, Institutional Class,
                                              Investment Class, Premier Class
Money Market Fund Investment                Investment Class
DWS RREEF Real Estate Securities Fund       Class A, Class B, Class C, Class
                                              R, Class S, Institutional Class


         In connection with the furnishing of this opinion, we have examined the following documents:

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DWS Advisor Funds
345 Park Avenue
New York, New York 10145
Page 2 of 4

                  (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

                  (b) a copy, as executed by the Trustees, of the Trust's Amended and Restated Declaration of Trust dated June 27, 2006 (the "Declaration");

                  (c) a copy of the Trust's Restated Establishment and Designation of Series and Classes of Shares of Beneficial Interest dated as of June 27, 2006, as attached as Appendix A to the Declaration (the "Designation");

                  (d) a certificate  executed by an  appropriate  officer of the
         Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation, By-Laws, and certain resolutions adopted by the Trustees of the Trust at meetings held on September 28-30, 2005 and June 28-29, 2006 authorizing the issuance of an unlimited number of the Shares (the "Resolutions"); and

                  (e) a printer's proof, received on June 30, 2006 of the Registration Statement.

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the draft referred to in paragraph (e) above and that, at the time of the issuance and sale of the Shares, such Shares will be sold at a sales price in each case in excess of the par value of the Shares and the Declaration, By-Laws, Designation and Resolutions will not been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect.

         This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind

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DWS Advisor Funds
345 Park Avenue
New York, New York 10145
Page 3 of 4

whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

         This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law, which any tribunal may apply to such transaction. In addition, to the extent that the Trust's Declaration, Designation or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that:

         The Shares, when issued, sold and paid for in accordance with the Trust's Declaration, Designation and By-Laws, will be validly issued, fully paid and nonassessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

         This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,

DWS Advisor Funds
345 Park Avenue
New York, New York 10145
Page 4 of 4

                                            /s/Bingham McCutcheon LLP
                                            BINGHAM McCUTCHEN LLP